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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-171264) pertaining to the 2001 Equity Incentive Plan, 2010 Equity Incentive Plan, and 2010 Employee Stock Purchase Plan of Anacor Pharmaceuticals, Inc. of our report dated March 29, 2011, with respect to the financial statements of Anacor Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP
Palo Alto, California March 29, 2011

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Consent of Independent Registered Public Accounting Firm